SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party Other Than the Registrant  [   ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          POINTE FINANCIAL CORPORATION
       ------------------------------------------------------------------
       (Name of Registrant as Specified in Its Articles of Incorporation)


       ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                           ---------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  ------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  ------------------------------------------------------------

         5)       Total fee paid:
                                  --------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                          -------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         3)       Filing Party:
                               ------------------------------------------------

         4)       Date Filed:
                              -------------------------------------------------

                       [POINTE FINANCIAL CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           FOR FRIDAY, APRIL 26, 2002



         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Shareholders (the "Annual Meeting") of Pointe Financial Corporation (the "Company") will be held at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433, April 26, 2002, at 10:00 A.M., for the following purposes:

         (1)      To elect two Class II directors to serve until 2005;

         (2) The ratification of the appointment of Hacker, Johnson & Smith PA as independent auditors of the Company for the fiscal year ending December 31, 2002; and

         (3) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

         Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 1, 2002 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

                                         By Order of the Board of Directors


                                         /s/  R. Carl Palmer, Jr.
                                         --------------------------------------
                                              R. CARL PALMER, JR.
                                              CHAIRMAN OF THE BOARD


Boca Raton, Florida
March 22, 2002


      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                          POINTE FINANCIAL CORPORATION
                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6300

                                 PROXY STATEMENT
          FOR THE FRIDAY, APRIL 26, 2002 ANNUAL MEETING OF SHAREHOLDERS


                                  INTRODUCTION

         This Proxy Statement is furnished to shareholders of Pointe Financial Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board" or "Board of Directors") of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10 A.M. on April 26, 2002, at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433 and at any postponements or adjournments thereof. At the Annual Meeting, the shareholders of the Company will consider the matters described herein. The approximate date of mailing this Proxy Statement and the accompanying proxy card to the Company's shareholders is March 22, 2002.


                       VOTING AND SOLICITATION OF PROXIES

USE OF PROXIES AT THE ANNUAL MEETING

         Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon will be voted (1) For each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, and (2) For the ratification of Hacker, Johnson & Smith PA as independent auditors for the fiscal year ending December 31, 2002. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies with respect to such matters in accordance with their judgment.

REVOCATION OF PROXIES

      A proxy may be revoked at any time prior to the use of such proxy in voting. Any shareholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy, or by voting in person at the Annual Meeting.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE AT ANNUAL MEETING

         Holders of record of the Company's Common Stock at the close of business on March 1, 2002 (the "Record Date") are entitled to notice of and to vote on each proposal submitted to the shareholders at the Annual Meeting and any postponements or adjournments thereof.

         Each share of Common Stock is entitled to one vote. As of the Record Date, 2,083,009 shares of Common Stock were outstanding.

QUORUM; ADJOURNMENT; VOTE REQUIRED FOR APPROVAL

         Holders of the Common Stock are entitled to vote on the proposals being submitted to the shareholders at the Annual Meeting. Holders of shares of the Common Stock, present in person or by proxy, representing a majority of the votes entitled to be cast constitute a quorum at the Annual Meeting for action on all proposals.

         Abstentions are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

         Under applicable Florida law, the directors nominated for election to the Board, as described under the caption "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Votes withheld for one or more nominees for director will not be deemed affirmative votes for this purpose.

SOLICITATION

         The Company will bear the cost of solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

         A copy of the Company's Annual Report, including consolidated financial statements for the fiscal year ended December 31, 2001, has been mailed to shareholders along with this Proxy Statement.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twelve members, such number within the foregoing parameters to be set by the Board of Directors. The Bylaws further provide that the Board of Directors shall be divided into three (3) classes of directors of as nearly equal numbers as possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. At the present time, the Board of Directors consists of seven members, of which the terms of the two Class II members expire in 2002.

         The terms of directors Steven A. Elias and D. Richard Mead, Jr. expire at the upcoming 2002 Annual Meeting. Due to personal reasons, Mr. Elias has advised the Board of Directors that he does not wish to stand for re-election. The Board of Directors of the Company as a nominating committee has selected D. Richard Mead, Jr. and Morris Massry as nominees for re-election as directors for the three year term expiring 2005. Mr. Massry is currently a Class I director, having been elected for a three year term at the Annual Shareholders meeting in April, 2001. Accordingly, the Board is proposing that Mr. Massry will become a Class II director if elected at the upcoming annual meeting. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. Unless directed otherwise, the persons named as proxies intend to vote for the election of Messrs. Mead and Massry as directors, each to hold office until the 2005 Annual Meeting, and until their successor is qualified and elected, or until their earlier death, removal or resignation. If Mr. Mead or Mr. Massry should be unavailable for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion. Management, however, does not anticipate that any of the nominees will be unavailable. The following sets forth certain information regarding each nominee as well as the other directors whose terms of office will continue after the 2002 Annual Meeting. All of the directors of the Company are also directors of Pointe Bank (the "Bank").

NOMINEES FOR DIRECTOR
---------------------

      NAME                                 POSITION                          AGE
      ----                                 --------                          ---
      D. Richard Mead, Jr.                 Director                          71
      Morris Massry               Director, Chairman of the Bank             72

         D. RICHARD MEAD, JR. Mr. Mead has been a director of the Company since 1998. Mr. Mead retired from Southeast Banking Corporation as a senior vice president and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991 he was also President and CEO of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1952 and a graduate degree from Harvard Business School in 1954. From 1974 to 2000 he served as a director of Consolidated Paper Company and for several years during his tenure he served as Chairman of the Audit Committee. Mr. Mead resides in the city of Coral Gables in Miami-Dade County.

         MORRIS MASSRY. Mr. Massry has been a director of the Company since 1994 and Chairman of the Bank since 1989. He became a Director of Flamingo Bank in 1988 and Chairman of the Board in 1989. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. In 2000, the business name changed to Massry Realty Partners. Mr. Massry serves as a Vice President and Director of the State University Foundation, a Director and former Chairman of the Center for the Disabled, a Director and former Chairman of the United Way, and a trustee of Regent College, all in Albany, New York. Mr. Massry resides part of the year in Albany, New York, and part of the year in Miami-Dade County.


DIRECTORS WHOSE TERMS WILL CONTINUE
-----------------------------------
                                                                      TERM WILL
      NAME                  POSITION                           AGE     EXPIRE
      ----                  --------                           ---     ------

Clarita Kassin              Director                            47      2004
Parker D. Thomson           Director                            69      2004
Morris Massry               Director,
                               Chairman of the Bank             72      2004*
Timothy M. McGinn           Director,
                               Vice-Chairman of the Company     53      2003
R. Carl Palmer, Jr.         Director,
                               Chairman of the Company          61      2003

         *Mr. Massry's current term as a Class I director expires in 2004. If re-elected at the upcoming annual meeting, he will instead become a Class II director whose term will expire in 2005.

         CLARITA KASSIN. Mrs. Kassin was elected as a director of the Company at the November 13, 2000, regular Board Meeting following the death of her husband Roberto Kassin. Mrs. Kassin is a Director and President of Foreign Financial Investment, Inc. She is also President and General Partner in the Kassin Family Partnership, Ltd. From 1986 to 2000, she was one third owner and corporate secretary of D'Oro Designs, fine jewelers, of Bay Harbor Islands. Mrs. Kassin has been a resident of Miami-Dade County since 1978.

         PARKER D. THOMSON. Mr. Thomson is the managing partner of the Miami office of Hogan & Hartson L.L.P. and a member of the firm's Litigation Group. His practice focuses primarily on complex commercial litigation (including class action and multi-state litigation), corporate law, communications/media law, appellate litigation, environmental law, and constitutional law. He was admitted to the Florida bar in 1961 and is a member of the bar of several state and federal courts, including the United States Supreme Court. He is a Special Assistant Attorney General for the State of Florida. Mr. Thomson is chairman of the Performing Arts Center Trust of Miami-Dade County which is charged with construction of a $300 million performing arts facility. Mr. Thomson received an undergraduate degree from Princeton University and an LL.B. from Harvard University. He resides in Miami-Dade County.

         TIMOTHY M. MCGINN. Mr. McGinn became a director of the Company in 1994 and Vice Chairman in 1997. He has been a Director and Chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as Director and Chairman of Health Enterprises Management, Inc., Director and Chairman of First Integrated Capital Corp. and a director of Same Day Surgery, Inc. Mr. McGinn also serves as the Vice Chairman of the New York Racing Association. Mr. McGinn resides part of the year in Albany, New York, and the remainder of the year in Palm Beach County.

         R. CARL PALMER, JR. Mr. Palmer joined the Company and Bank in 1995 as Chief Executive Officer, President and Director. He was elected to serve as Chairman of the Company in November 2000. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to south Florida as an Executive Vice President for Southeast Banking Corporation where he had responsibilities for business development, business banking and community banking. From 1988 to 1991, he was President, Chief Operating Officer and Director of BancFlorida in Naples, Florida. He became a senior associate with Martin W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received a B.A. from Dartmouth College in 1962, an M.B.A. from Amos Tuck School in 1963 and a J.D. from New York Law School in 1969. Mr. Palmer resides in Palm Beach County.

         Directors are elected for three year terms, classified into Classes I, II, and III. Mrs. Kassin, Messrs. Massry and Thomson are Class I Directors with terms expiring on the date of the Company's annual meeting of shareholders in 2004. However, to make the classes of directors equal in number, Mr. Massry will become a Class II Director and stand for re-election at the Company's annual meeting of shareholders in 2002. Mr. Mead is a Class II director, with the term expiring on the date of the Company's annual shareholders meeting in 2002. Messrs. McGinn and Palmer are Class III Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2003. Each officer of the Company is elected by the Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the 2001 fiscal year, Timothy McGinn, Parker D. Thomson, Morris Massry and R. Carl Palmer, Jr. acted as the Executive Committee of the Company's Board and as the Executive Committee of the Bank's Board. The committee chairman is Mr. Timothy McGinn. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, including the power to formulate plans, policies and programs for the management, operation and development of the Company and the Bank. The Company's and the Bank's Executive Committee did not meet during 2001.

         All members of the Company's Board of Directors served as the Nominating Committee for 2001. The Nominating Committee selects nominees for election as directors of the Company and the Bank. The Committee met as required as a part of the regular Board meetings of the Company and the Bank.

         The Company's and the Bank's Audit Committees for 2001 were composed of
D. Richard Mead, Jr., Steven A. Elias, Timothy McGinn, Parker D. Thomson and Clarita Kassin. The committee Chairman is D. Richard Mead, Jr. The Audit Committee reviews the financial condition, operations and records of the Company and the Bank. They also review with management and the independent auditors the systems of internal control and compliance with banking regulations. The Committee had four formal meetings in 2001.

         The Company's Compensation Committee for 2001 was comprised of Mrs. Clarita Kassin, Messrs. Steven A. Elias, Morris Massry, Timothy M. McGinn, D. Richard Mead, Jr. and Parker D. Thomson, all non-management members of the Company's Board. Mr. Parker D. Thomson is the committee Chairman. During 2001, the Compensation Committee was responsible for approving the compensation for R. Carl Palmer, Jr., who served as Chairman, President and Chief Executive Officer during 2001. The Compensation Committee held five formal meetings during 2001.

         The Company's Board of Directors and Pointe Bank's Board of Directors each held nine meetings during 2001. Directors Messrs. Massry and Mead were nominated for re-election and each continuing director attended at least 93% of all meetings of the Company's Board and at least 93% of all meetings of the Bank's Board.

COMPENSATION OF DIRECTORS

         The fiscal year for compensation of the Board of Directors of the Company and the Bank begins on April 1 and ends March 31. Directors who are also employees of the Company and the Bank do not receive compensation for service on the respective Boards. Directors who are not employees of the Company or the Bank receive annual retainers of $11,000 for serving on the Board of Directors of each of the Company and the Bank. The Chairman of the Board of the Bank receives an annual stipend of $3,000. In addition, committee chairmen receive annual stipends of $3,000. Total compensation for the Chairman of the Bank along with the Committee Chairman is $25,000. Those Directors who do not chair committees receive $22,000 as their total compensation. Directors may elect to receive their retainers and stipends in the form of cash or newly issued shares of common stock and may elect to defer portions of these retainers under the Company's deferred compensation plan. The election is made immediately after the Annual Meeting of Shareholders for the coming year's service. The Directors were granted 2,000 option shares valued at $8,000 as a part of their remuneration for 2001.

         The Company's deferred compensation plan for directors was adopted by the Board in 1998 and amended in 2000. The plan provides the directors the opportunity to defer portions of their retainers. To date, the total number of shares which remain available under this plan is 83,071. For the years ended December 31, 2001, 2000 and 1999, a total of 8,532, 10,219 and 11,228 shares, respectively were paid in lieu of cash of $95,985, $91,971 and $109,473, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2001 for all services rendered to the Company and its subsidiaries for each of the last three fiscal years.

                                     SUMMARY COMPENSATION TABLE

                                      ANNUAL                   LONG TERM
                                   COMPENSATION           COMPENSATION AWARDS
                                   ------------           -------------------
                                                               SECURITIES
NAME AND PRINCIPAL                                             UNDERLYING            ALL OTHER
    POSITION               YEAR      SALARY      BONUS    OPTIONS/SARS (#) (1)    COMPENSATION (3)
------------------------   ----      ------      -----    -------------------     ----------------
R. CARL PALMER, JR         2001    $285,504    $ 75,909         28,256             $ 43,057(4)
Chief Executive Officer    2000     236,254      10,752         16,744               14,377
  and President            1999     221,170       5,606         15,700                9,896

BEVERLY P. CHAMBERS (2)    2001    $ 94,588    $ 35,300          5,523             $ 12,154
Senior Vice President      2000      61,963       5,250          8,634               10,582
                           1999     111,749       2,900          7,000                8,253

BRADLEY R. MEREDITH        2001    $124,170    $ 30,628          7,267             $ 12,542
Chief Financial Officer    2000     112,505       5,454          6,686               11,133
Senior Vice President      1999      98,335       3,014          5,850                7,869



(1) All information relates to option grants; no grants of SARs have been made by the Company.

(2)      Beverly Chambers was on medical leave a portion of the year 2000.

(3) All Other Compensation consists of the Company's contributions to the Company's 401(k) Plan for the benefit of the named executive officers and the Company's portion of insurance premiums.

(4) Includes Key Man Life Insurance premium of $15,300 and annual club memberhsip fees of $12,223.

STOCK OPTION GRANTS

         The following table sets forth certain information concerning the grant of stock options to the named executive officer during the fiscal year ended December 31, 2001.

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                          INDIVIDUAL GRANTS
                                             % OF TOTAL                                   POTENTIAL REALIZABLE
                     NO. OF SECURITIES         OPTIONS                                   VALUE AT ASSUMED ANNUAL
                        UNDERLYING             GRANTED      EXERCISE                       RATES OF STOCK PRICE
                          OPTIONS            TO EMPLOYEES     PRICE      EXPIRATION   APPRECIATION FOR OPTION TERM
       NAME            GRANTED (#)(1)       IN FISCAL YEAR  ($/SHARE)       DATE           5%($)            10%($)
-----------------      ---------------      --------------  ---------    -----------  -------------      ---------

R. Carl Palmer, Jr.      28,256 (2)              38.3%       $10.50      02/01/2011    $  46,756         $ 98,204
Beverly P. Chambers       5,523 (2)               7.5%        10.50      02/01/2011        9,141           19,195
Bradley R. Meredith       7,267 (2)               9.9%        10.50      02/01/2011       12,027           25,256

(1)   The Company has not granted any SARs.

(2) All options reflected in the table above were granted under the Company's 1998 Incentive Compensation and Stock Award Plan. The options were granted with an exercise price equal to the Fair Market Value of the Company's Common Stock on February 1, 2001.


STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information about stock options exercised by the named executive officer during the fiscal year ended December 31, 2001, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 2001 fiscal year.

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL-YEAR-END OPTION/SAR VALUES
                                                                                                VALUE OF
                                                           NUMBER OF SECURITIES            UNEXERCISED IN-THE-
                           SHARES                         UNDERLYING UNEXERCISED            MONEY OPTIONS AT
                        ACQUIRED ON     VALUE          OPTIONS AT FISCAL YEAR-END(1)       FISCAL YEAR-END(2)
NAME                    EXERCISE (#)  REALIZED ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                    ------------  ------------      -----------   -------------    -----------  -------------

R. Carl Palmer, Jr.         0           $ 0               55,798         44,652          $89,034       $56,391
Beverly P. Chambers         0             0               26,895         13,612           43,244        29,558
Bradley R. Meredith         0             0               19,328         16,975           31,433        35,056

(1)      The Company has not granted any SARs.
(2) The value of unexercised in-the-money options was calculated based on the difference between the market value per share at December 31, 2001 ($11.30) and the exercise price of the options.

COMPENSATORY CONTRACTS AND ARRANGEMENTS

         As of August 16, 1999 the Company entered into Employment Agreements with R. Carl Palmer, Jr., Beverly P. Chambers and Bradley R. Meredith. Each Employment Agreement provides for certain benefits, including severance pay and the continuation of insurance coverage, for a period of two years upon any of the following occurring after a change in control of the Company: (i) the employee's voluntary termination for good reason; or (ii) termination of employment by the Company other than for cause or disability. The Employment Agreements provide that "good reason" exists if (i) the employee is assigned duties and responsibilities inconsistent with his position or status; (ii) the Company has reduced the employee's salary or failed to increase the same consistent with performance reviews; (iii) the Company requires the employee to relocate against his wishes or fails to reimburse the employee for a voluntary relocation; or (iv) the Company has failed to continue in effect any benefit plan in which the employee participated before the change in control or takes action adversely affecting his participation in any such plans. The Employment Agreements provide that "cause" exists when the employee (i) commits an act constituting a felony or involving fraud or serious moral turpitude; (ii) willfully refuses, other than for incapacity, to substantially perform his duties where such refusal causes demonstrable material injury to the Company; or
(iii) willfully engages in gross misconduct materially injurious to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

         During 2001, the Compensation Committee of the Company consisted of Mrs. Kassin and Messrs. Thomson, Mead, Elias, McGinn and Massry. No member of the Compensation Committee is an officer of the Company or Bank.

REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is designed to provide executives with an annual salary which is competitive in the industry and to grant stock options which serve as incentive compensation. The Company believes that in order to attract and retain talented executives and to motivate them to achieve the Company's goals, compensation should be comparable to that paid by similar organizations in the industry for executives with similar responsibility and positions and should motivate executives to achieve the Company's goals for performance and profitability. The Board refers to various industry compensation surveys for assistance in setting appropriate compensation levels.

         Based on this policy, R. Carl Palmer, Jr.'s compensation for fiscal year 2001 consisted of his annual base salary, an award of stock options, the Company's contribution to Mr. Palmer's 401(k) Plan and a Key Man Life Insurance policy. Mr. Palmer also participates in the Management Incentive Compensation Plan along with other key members of management which provides an annual bonus for meeting Company objectives. The Compensation Committee evaluated the salary of Mr. Palmer on the same criteria used to evaluate the salaries of other Executive Officers. The level of Mr. Palmer's compensation was based on the Company's overall profitability and the performance of the Bank's core business. By focusing on the Company's strategic plan and recruiting a strong management team, Mr. Palmer was instrumental in improving the profitability of the Company.

         Stock options are periodically granted by the Company to some or all of its executive officers as a means of creating a long-term incentive; therefore, no benefit accrues to the executives from the stock option until the market value of the Company's Common Stock appreciates. This mechanism provides executives with a long-term goal and incentive to enhance equity value of the Bank which coincides with the interests of the shareholders. The Board granted a total of 28,256 stock options to Mr. Palmer in 2001 in recognition of his individual performance and his impact on the Bank's financial results. During 2001, the Company determined that it is in the best interests of the Bank to maintain a "key man" life insurance policy on the life of Mr. Palmer. The Company and Mr. Palmer entered into an agreement whereby Mr. Palmer assigned to the Company a $150,000 portion of an existing personal life insurance policy in exchange for the Company paying Mr. Palmer the sum of $18,000 annually.


                                             Respectfully submitted,

                                             COMPENSATION COMMITTEE

                                                 Parker D. Thomson, Chairman
                                                 Steven A. Elias
                                                 Clarita Kassin
                                                 Morris Massry
                                                 Timothy M. McGinn
                                                 D. Richard Mead, Jr.

                    PROPOSAL TWO: RATIFICATION OF APPOINTMENT
                   OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Hacker, Johnson & Smith PA as its independent certified public accountants for the fiscal year ending December 31, 2002, subject to ratification by the Company's shareholders. Hacker, Johnson & Smith PA audited the Company's financial statements for the 2001 fiscal year. A representative of the accounting firm is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from the shareholders.

AUDIT FEES

         The Company incurred professional fees by its auditors in an aggregate amount of $57,200 for fiscal year ending December 31, 2001 for professional services rendered by Hacker, Johnson & Smith PA for audit of the annual Financial Statements and for the required review of the Form 10QSB filings for the year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Hacker, Johnson & Smith PA did not provide any such services to the Company for the year ended December 31, 2001.

ALL OTHER FEES

         The Company incurred an aggregate of $5,500 for non-audit tax services provided by Hacker, Johnson & Smith PA.

         THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF HACKER, JOHNSON & SMITH PA AS THE COMPANY'S INDEPENDENT AUDITORS.

REPORT BY THE AUDIT COMMITTEE

         The Committee consists of the following members of the Company's Board of Directors: D. Richard Mead, Jr. (Chairman), Steven A. Elias, Timothy M. McGinn, Parker D. Thomson and Clarita Kassin. Each of the members of the Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Committee operates pursuant to a written charter adopted by the Board of Directors.

         The Committee reviewed and discussed the Company's audited financial statements with management. The Committee discussed the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees) with Hacker, Johnson & Smith, PA, the Company's independent accountants.

         The Committee received written disclosures and the letter from Hacker, Johnson & Smith, PA required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and discussed with Hacker, Johnson & Smith, PA their independence from the Company and its related entities. Based on the review and discussions referenced above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Corporation's Annual Report for the year ended December 31, 2001.


                                                  Audit Committee:

                                                  D. Richard Mead, Jr., Chairman
                                                  Steven A. Elias
                                                  Clarita Kassin
                                                  Timothy M. McGinn
                                                  Parker D. Thomson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and executive officers of the Company and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collection or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors of the Bank.

         Mr. Thomson is the managing partner of the Miami office of Hogan & Hartson LLP which has performed legal services as requested. During 2001, the Company paid the firm three thousand dollars for legal services rendered. It is anticipated that on an as needed basis, the firm will be employed by the Company as counsel during 2002.

         During 2000, the Company entered into an Operating Agreement with First Integrated Capital Corporation (FICC) and formed an investment banking joint venture, Pointe Capital, LLC owned equally by the Company and FICC. Pointe Capital, LLC is a Delaware Limited Liability Company authorized to conduct business in the State of Florida. Mr. McGinn is Chairman of the Board of FICC. A distinct part of FICC business is to conduct Community Based Investment Banking activities through joint ventures. During 2000, the Company made an investment in Pointe Capital, LLC of $500,000. Concurrently with the investment the Company purchased 40,000 shares of Series A Preferred Shares ($200,000) in FICC.

         In 2001, the Board of Directors of the Bank approved a $4,615,000 participation in a five year, fully amortizing term loan to SAI Funding Corporation, a special purpose company. The agent for the loan transaction is McGinn, Smith Acceptance Corporation, a wholly owned subsidiary of McGinn, Smith & Co., Inc. Mr. McGinn is Chairman of the Board of McGinn, Smith & Co., Inc. The Bank funded the purchase of security monitoring contact receivables which are pledged as collateral and the resultant monthly recurring cash flow is the primary source of repayment for the loan. The terms and pricing of the loan are at market and comparable to other similar borrowers. The loan is performing as agreed.

         In 2001, the Bank's Board of Directors approved a $2,600,000 participation in a forty month, fully amortizing term loan to King Central Funding Corporation, a special purpose company. The agent for the loan transaction is McGinn, Smith Acceptance Corporation, a wholly owned subsidiary of McGinn, Smith & Co, Inc. McGinn, Smith & Co., Inc. also owns twenty percent of KC Acquisition Corporation, the parent company of King Central Funding Corporation. The Bank funded the purchase of security monitoring contract receivables which are pledged as collateral and the resultant monthly recurring cash flow is the primary source of repayment for the loan. The terms and pricing of the loan is at market and comparable to other similar borrowers. The loan is performing as agreed. Deposit accounts related to this transaction had 2001 average balances of $451,000.

         In December 2001, Pointe Capital, LLC, of which the Company owns a 50% equity interest, made an investment of $250,000 in High Yield Liquidity Fund, LLC, (HYLF) a Delaware Limited Liability Company whose managing member is Mr. McGinn. The HYLF was formed to purchase high yield structured assets primarily in the electronic security alarm, healthcare and commercial real estate industries. The structured assets will entitle the HYLF to receive a scheduled stream of monthly payments, providing the investors an element of liquidity.

PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the NASDAQ Index and the PNTE Peer Group consisting of all publicly traded banks in the Southeast region of the United States with assets of $500 million or less. Total return was calculated by assuming $100 was invested on June 12, 1998, at the close of business and dividends are assumed to be reinvested. The stock price performance shown below is not necessarily indicative of future price performance.


                               [Graphics omitted]


                                                     PERIOD ENDING
                                    --------------------------------------------------
INDEX                               06/12/98   12/31/98  12/31/99   12/31/00  12/31/01
--------------------------------------------------------------------------------------

Pointe Financial Corporation         100.00     66.53      54.02      56.87     76.94
NASDAQ - Total US *                  100.00    127.71     237.32     142.75    113.27
Pointe Financial Peer Group **       100.00     90.03      82.54      72.24     96.24


*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.

**The Pointe Financial Peer Group consists of banks in the southeast region that trade on NASDAQ, AMEX, or NYSE and have total assets of less than $500M.

         This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 2002, by (i) each director of the Company;
(ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

      NAME AND ADDRESS OF                               SHARES BENEFICIALLY
       BENEFICIAL OWNER                                        OWNED(1)
      -------------------                            --------------------------

DIRECTORS AND EXECUTIVE OFFICERS                     NUMBER             PERCENT
--------------------------------                     ------             -------
Morris Massry (2)                                    267,071             12.76%
2 Tower Place
Albany, NY 12203

Clarita Kassin (3)                                   239,275             11.43
21471 Highland Lakes Boulevard
North Miami, FL 33179

R. Carl Palmer, Jr. (4)                              151,897              6.88%
21845 Powerline Road
Boca Raton, FL 33433

Timothy McGinn (5)                                    64,444              3.08%
15 Marion Avenue
Albany, NY 12203

Beverly P. Chambers (6)                               30,434              1.46%
2633 Oakbrook Drive
Ft. Lauderdale, FL 33332

Bradley R. Meredith (7)                               45,106              2.12%
21805 Camino Del Mar
Boca Raton, FL 33433

D. Richard Mead Jr. (8)                               28,690              1.37%
4990 S.W. 72 Street
Unit 105
Miami, FL 33155

Parker D. Thomson (9)                                 24,495              1.17%
1 S.E. 3 Avenue
Miami, FL 33131

All directors and executive officers,                851,412             37.18%
as a group (10)

OTHER 5% OWNERS:

Heartland Advisors, Inc. (11)                        111,000              5.33%
William J. Nasgovitz
789 North Water Street
Milwaukee, WI 53202

Financial Institution Partners II, L.P. (12)         110,450              5.30%
Hovde Capital, L.L.C
1824 Jefferson Place N.W
Washington, D.C 20036

Barbara Wortley (13)                                 106,825              5.13%
456 Alexander Palm Road
Boca Raton, FL 33432

Hot Creek Capital, L.L.C. (14)                       105,300              5.06%
Post Office Box 3178
Gardnerville, NV 89410


(1) The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

(2) Reflects 257,762 shares held by Mr. Massry; and 9,309 shares that may be acquired by Mr. Massry upon exercise of his options. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

(3) Reflects 21,244 shares held personally by Clarita Kassin; 207,154 shares held by the Kassin Family Partnership Ltd., of which Mrs. Kassin controls 100%; and 10,877 shares that may be acquired by Mrs. Kassin upon the exercise of stock options.

(4) Reflects 25,000 shares held individually by Mr. Palmer; 2,000 shares held individually by Mr. Palmer's mother-in-law and 124,897 shares that may be acquired by Mr. Palmer upon the exercise of his options.

(5) Reflects 16,240 shares held individually by Mr. McGinn; 6,615 shares held jointly by Timothy McGinn and his wife; 24,489 shares held by McGinn, Smith and Co., Inc.; 1,237 shares held by McGinn Smith Capital Holdings; 5,877 shares held by McGinn Smith Incentive Savings Plan; 1,000 shares held by Mr. McGinn as custodian for Matthew McGinn and 8,986 shares that may be acquired by Mr. McGinn upon the exercise of his options. Does not include 1,500 shares owned or controlled by Mr. McGinn's family members.

(6)      Reflects 30,434 shares held individually by Ms. Chambers.

(7) Reflects 2,515 shares held individually by Mr. Meredith; and 42,591 shares that may be acquired by Mr. Meredith upon the exercise of his options.

(8) Reflects 23,690 shares held individually by Mr. Mead and 5,000 shares that may be acquired by Mr. Mead upon the exercise of his options.

(9) Reflects 19,495 shares held individually by Mr. Thomson and 5,000 shares that may be acquired by Mr. Thomson upon the exercise of his options.

(10) Includes an aggregate of 206,660 shares that may be acquired by the group upon the exercise of options.

(11) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, dated December 31, 2001, Heartland Advisors, Inc. has investment discretion while Mr. William J. Nasgovitz, President and Principal Shareholder of Heartland Advisor, Inc., has sole voting power.

(12) As reported in a Schedule 13D filed under the Securities Exchange Act of 1934, dated September 19, 2000, all decisions regarding voting and disposition of the shares are made by the General Partners, Mr. Eric D. Hovde and Mr. Steven D. Hovde.

(13) As reported in the Schedule 13D filed under the Securities Exchange Act of 1934, dated September 21, 2001, Ms. Barbara Wortley possesses sole voting and dispositive powers.

(14) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, all decisions regarding voting and discretion of investments of the shares are made by the General Partner, Mr. David M. W. Harvey.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 2001, its officers, directors and holders of more than 10% of the Company's Class A Common complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 2003 annual meeting of shareholders of the Company must be in writing and be received by the Secretary of the Company at 21845 Powerline Road, Boca Raton, Florida 33433, no later than December 26, 2002 for the proposals to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting, subject to applicable rules and regulations. In addition, the Company's Bylaws provide that any new business to be taken up at any shareholders' meeting shall be stated in writing and filed with the Secretary of the Company at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding capital stock of the Company, present at such meeting in person or by proxy, approve a resolution to the effect that such new business shall be considered at the meeting.


OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no business to be presented at the meeting other than that described above. If, however, some other matter should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies.

     A copy of the Form 10-K (without exhibits) for the year ended December 31, 2001, as filed with the SEC, will be furnished without charge to stockholders of record upon request to: Bradley R. Meredith, Chief Financial Officer, at Pointe Financial Corporation, 21845 Powerline Road, Boca Raton, Florida 33433, or by visiting the Bank's web site at www.pointebank.com.

                                            By Order of the Board of Directors

                                            /s/  R. Carl Palmer, Jr.
                                            ------------------------------------
                                            R. Carl Palmer, Jr.
                                            CHAIRMAN OF THE BOARD
                                            Boca Raton, Florida
                                            March 22, 2002

                                   APPENDIX I


-------------------------------------------------------------------------------
                          POINTE FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Directors R. Carl Palmer, Jr. and Timothy M. McGinn or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Pointe Financial Corporation (the "Company") to be held on April 26, 2002, at 10 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.


          (To be signed on Reverse Side)                      SEE REVERSE
                                                                  SIDE
--------------------------------------------------------------------------------
[ ]      Please mark your
         votes as in this example.

1.       Election of Directors
         Nominees:               Class II                   For      Against
                                 D. Richard Mead, Jr.       [ ]       [ ]
                                 Morris Massry              [ ]       [ ]

                                 To withhold authority to vote for any

                                 Nominee, write full name of nominee on
                                 the line below:
                                                --------------------------------
                                                --------------------------------
                                                --------------------------------


2. Approval for the Ratification of Hacker, Johnson & Smith PA as the Company's Independent Auditors for the fiscal year ending December 31, 2002.


                                             For         Against       Abstain
                                             [ ]           [ ]           [ ]

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Please place an "X" ________ if you plan to attend the Annual Meeting of Shareholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.


Signature                Date           Signature                  Date
         ----------------    -----------         ------------------     --------
                            Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.